EX-4.1

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of March 23, 2001, is by and among U.S. Bank National Association, a national banking association, having its principal corporate trust office at 180 East Fifth Street, Saint Paul, MN 55101 (the "Resigning Trustee" or "U.S. Bank"), HSBC Bank USA, as successor trustee, a bank and trust company organized and existing under the laws of the State of New York, having its principal corporate trust office at 140 Broadway, New York, New York 10005-1180 (the "Successor Trustee"), Pillowtex Corporation, a corporation duly organized and existing under the laws of the State of Texas (the "Company") and the Guarantors identified in the Indentures.

                                    RECITALS

         A. There are presently issued and outstanding a) $125,000,000 of the Company's 10% Senior Subordinated Notes due 2006 (Series A&B) issued under an Indenture dated as of November 12, 1996, between the Company and Bank One, as Trustee, for which U.S. Bank is currently the Trustee and b) $185,000,000 of the Company's 9% Senior Subordinated notes due 2007 (Series A&B) issued under an Indenture dated as of December 18, 1997, between the Company, and Norwest Bank, as Trustee, for which U.S. Bank is currently the Trustee (collectively as amended and supplemented the "Indentures").

         B. The Resigning Trustee wishes to resign as Trustee under the Indentures; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Paying Agent and Registrar under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Paying Agent and Registrar under the Indentures.


         NOW THEREFORE, the Company, the Guarantors, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

Section 101. Pursuant to Section 7.08 of the Indentures, the Resigning Trustee hereby notifies the Company that the Resigning Trustee has resigned as Trustee under the Indentures.

Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

(a) To the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, except for the filing by the Company of a Chapter 11 proceeding in the District of Delaware and resulting defaults in payment and covenant obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indentures.

(b) No covenant or condition contained in the Indentures has been waived by the Resigning Trustee or by the Holders of the percentage in aggregate principal amount of the Securities required by the Indentures to effect any such waiver; and

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(c)           There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indentures.

(d) The Resigning Trustee assumes continued responsibility for its actions or omissions during its term as Trustee under the Indentures.

Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indentures and all the rights, powers and trusts of the Resigning Trustee under the Indentures from the date of this Agreement forward. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

                                   ARTICLE TWO
                                   THE COMPANY

Section 201. The Company, and each of the Guarantors hereby certifies that the person signing this Instrument is authorized to, among other things: (a) accept the Resigning Trustee's resignation as Trustee under the Indentures; (b) appoint the Successor Trustee as Trustee under the Indentures; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indentures.

Section 202. The Company hereby appoints the Successor Trustee as Trustee, Paying Agent and Registrar under the Indentures and confirms to the Successor Trustee all rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee as of the date of this Agreement.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that the Successor Trustee is qualified and eligible under the provisions of Section 7.10 of the Indentures.

Section 302. The Successor Trustee hereby accepts its appointment as Trustee, Paying Agent and Registrar under the Indentures and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Indentures as of the date of this Agreement.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indentures shall have the meanings assigned to them in the Indentures.

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Section 402. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated under Section 7.07 of the Indentures to compensate, reimburse and indemnify the Resigning Trustee with its trustee ship under the Indentures.

Section 404. The Instrument shall be governed by and construed in accordance with the laws of the State of New York.

Section 405. This instrument may be executed in any number of counterparts each of which shall be original, but such counterparts shall together constitute but one and the same instrument.

Section 406. Nothing contained herein shall in any way abrogate the obligations of the Company to the Successor Trustee under the Indentures or any lien created thereunder in favor of the Successor Trustee.


         IN WITNESS WHEREOF, the parties hereby have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed and duly attested all as of the day and year first above written.


Attest:  /s/ Barbara J. Richards
         ------------------------------
         My Commission expires:           PILLOWTEX CORPORATION
         February 4, 2005                 (the "Company")

                                          By: /s/ Henry T. Pollock
                                          Title:  Vice President and Treasurer
Attest:  /s/ Judy Carlson
         ------------------------------

                                          U.S. BANK NATIONAL ASSOCIATION
                                          (the "Resigning Trustee")


                                          By: /s/ Kenneth D. Hoffman
                                          Title: Vice President

Attest:                                   HSBC BANK, USA
                                          (the "Successor Trustee")

                                          By: /s/ Robert A. Conrad
                                          Title: Vice President

                                          PTEX HOLDING COMPANY
                                          PILLOWTEX, INC.
                                          MANETTA HOME FASHIONS, INC.
                                          BEACON MANUFACTURING COMPANY

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                                          PILLOWTEX MANAGEMENT SERVICES COMPANY
                                          TENNESSEE WOOLEN MILLS, INC.

                                          By: /s/ Henry T. Pollock
                                          Title:  Vice President and Treasurer

                                          FIELDCREST CANNON, INC.
                                          ENCEE, INC.
                                          FIELDCREST CANNON FINANCING, INC.
                                          FIELDCREST CANNON LICENSING, INC.
                                          FIELDCREST CANNON INTERNATIONAL, INC.
                                          FIELDCREST CANNON SF, INC.
                                          FIELDCREST CANNON TRANSPORTATION, INC.
                                          ST. MARY'S, INC.
                                          AMOSKEAG COMPANY
                                          AMOSKEAG MANAGEMENT CORPORATION
                                          MOORE'S FALLS CORPORATION
                                          CRESTFIELD COTTON COMPANY
                                          BANGOR INVESTMENT COMPANY
                                          FCC CANADA, INC.

                                          By: /s/ Henry T. Pollock
                                          Title:  Vice President and Treasurer




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